                                                                       EXHIBIT 5


          [Letterhead of Womble Carlyle Sandridge & Rice appears here]

July 18, 1996

Southern National Corporation
200 West Second Street
Winston-Salem, North Carolina 27012

     Re: Registration Statement of Form S-4 with respect to Shares Issued pursuant to the Amended and Restated Reorganization Agreement by and between Southern National Corporation and Regional Acceptance Corporation

Ladies and Gentlemen:

     We have acted as counsel to Southern National Corporation (the "Company") in connection with the registration by the Company of 6,600,000 shares of its Common Stock, par value, $5.00 per share (the "Common Stock"), issuable pursuant to the Amended and Restated Agreement and Plan of Reorganization, dated as of March 29, 1996 and amended and restated as of May 30, 1996 (the "Reorganization Agreement", by and between the Company and Regional Acceptance Corporation, a North Carolina corporation ("RAC"), as set forth on the registration statement on Form S-4 (the "Registration Statement") that is being filed on the date hereof by the Company with the Securities and Exchange Commission pursuant to the Securities act of 1933, as amended. This opinion is Exhibit 5 to the Registration Statement. All capitalized terms not otherwise defined herein shall have the meaning given to them in the Registration Statement.

     In connection with the foregoing, we have examined such records, documents, and proceedings as we have deemed relevant as a basis for the opinion expressed herein, and we have relied upon an officer's certificate as to certain factual matters.

     Based on the foregoing, we are of the opinion that when (1) the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and (2) the shares of Common Stock have been issued in accordance with the Reorganization Agreement and upon the terms and conditions set forth in the Registration Statement, then the shares of Common Stock will be legally issued, fully paid, and non-assessable.

     We hereby consent to be named in the Registration Statement and in the Proxy Statement/Prospectus as attorneys who passed upon the legality of the shares of Common Stock and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement.

                                         Sincerely,

                                         WOMBLE CARYLYLE SANDRIDGE & RICE

                                         A PROFESSIONAL LIMITED LIABILITY
                                         COMPANY

                                         Deborah H. Hartzog